Exhibit 10.69
FORM OF AIRCRAFT TIME SHARING AGREEMENT
THIS AIRCRAFT TIME SHARING AGREEMENT (this “Agreement”) is made effective as of [ ] (the “Effective Date”), by and between ARAMARK SERVICES, INC., a Delaware corporation (“Operator”) and [ ], an individual (“Lessee”), who together are sometimes also referred to herein individually as a “Party” or collectively as “Parties.”
RECITALS
WHEREAS, Operator leases the aircraft identified in Schedule A hereto (collectively the “Aircraft”); and
WHEREAS, Operator employs or contracts for a fully qualified flight crew to operate the Aircraft; and
WHEREAS, Lessee desires from time to time to lease an Aircraft with flight crew from Operator on a time-sharing basis, as defined in 91.501(c)(1) of the Federal Aviation Regulations (“FAR”).
NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, Operator and Lessee agree as follows:
1.     TERM. This Agreement shall commence on the Effective Date and be and continue in effect for a period of one (1) year from the Effective Date of this Agreement, and thereafter shall be automatically renewed for successive periods of one (1) year, subject to any termination pursuant to Section 15.
2.     LEASE OF AIRCRAFT. Operator agrees to lease the Aircraft to Lessee on a non-exclusive basis from time-to-time and subject to availability pursuant to the provisions of FAR 91.501(b)(6), 91.501(c)(1) and 91.501(d), and to provide a fully qualified flight crew for all operations under this Agreement. For the avoidance of doubt, only those flights as to which Lessee notifies Operator of Lessee’s intention to provide Operator with reimbursement therefor shall be considered conducted under this Agreement.
3.     FLIGHT REQUESTS. Lessee will provide Operator with requests for flight time and proposed flight schedules as far in advance of any given flight as is reasonably possible. Requests for flight time shall be in a form, whether written or oral, mutually agreed upon by the parties. In addition to the proposed schedules and flight times, Lessee shall provide Operator the following information for each proposed flight prior to scheduled departure:
(a) the specific aircraft requested;
(b) proposed departure point;
(c) destination;
(d) date and time of flight;
(e) the number of anticipated passengers and their names;
(f) the nature and extent of luggage and/or cargo to be carried;
(g) the date and time of return flight, if any;
(h) for international trips, passport information and Customs-required information for all passengers; and
(i) any other information concerning the proposed flight that may be pertinent or required by Operator or Operator’s flight crew for security or other purposes.
4.     SCHEDULING FLIGHTS. Lessee’s rights to schedule the use of the Aircraft hereunder shall at all times be subordinate to business use requirements of Operator, and Operator shall have final authority over the scheduling of the Aircraft, provided, however, that Operator will use its best efforts to provide the aircraft requested and otherwise accommodate Lessee’s needs and to avoid conflicts in scheduling. For purposes of the Agreement, the Aircraft’s base of operations is [ ] (PHL) (“Home Base”). Positioning flights to other locations and/or repositioning flights back to the Home Base, in each case, in connection with flights requested and conducted for Lessee under this Agreement, shall also be considered flights conducted for Lessee under this Agreement and subject to reimbursement.
5.     REIMBURSEMENT OF EXPENSES. For each flight conducted under this Agreement, Lessee shall reimburse Operator an amount determined from time to time by Operator as the incremental cost and expense of operating the Aircraft, provided, however the amount for each flight shall be limited to no more than the charges prescribed by Federal Aviation FAR 91.501(d).
6.     INVOICING FOR FLIGHTS. The reimbursement of costs and expenses contemplated by Section 5 for any flight conducted under this Agreement shall be billed to Lessee by the 30th day of the month following the month in which any such flight or flights occur. The invoice shall set forth amount determined by Operator as the incremental cost and expense in accordance with Section 5 of each flight taken by Lessee. Lessee shall pay Operator for the total expenses set forth on each such invoice within fifteen (15) days of receipt of such invoice.
7.     TAXES. None of the payments to be made by Lessee under Section 5 of this Agreement includes, and Lessee shall be responsible for and shall indemnify and hold harmless Operator against, any taxes that may be assessed or levied by any taxing authority as a result of the lease of the Aircraft to Lessee, the use of the Aircraft by Lessee or the provision of taxable transportation to Lessee using the Aircraft. Without limiting the generality of the foregoing, the parties acknowledge that reimbursement of expenses pursuant to Section 5 are subject to the federal excise tax, and Lessee shall pay to Operator (for payment to the appropriate governmental agency) any such taxes applicable to flights of the Aircraft conducted hereunder. The amount due for taxes shall be included on the invoices submitted to Lessee.
8.     MAINTENANCE OF AIRCRAFT. As between Operator and Lessee, Operator shall be solely responsible for securing maintenance, preventive maintenance and all required or otherwise necessary inspections on the Aircraft, and shall take such requirements into account in scheduling the Aircraft.
9.     OPERATIONAL CONTROL. “Operational Control,” as defined in 14 C.F.R. Paragraph 1.1 and for the purposes of this Agreement with respect to a flight, means the exclusive exercise of authority over initiating, conducting, or terminating a flight. Operator shall have operational control of the Aircraft, which shall include, without limitation, providing the flight crew, selecting the pilot in command and all other physical and technical operations of the Aircraft.
10.     FLIGHT CREW. Operator shall employ or contract with others to employ, pay for and provide to Lessee a qualified flight crew for each flight undertaken under this Agreement.
11.     SAFETY OF FLIGHTS. In accordance with applicable FAR, the qualified flight crew provided by Operator will exercise all of its duties and responsibilities in regard to the safety of each flight conducted hereunder. Lessee specifically agrees that the flight crew, in its sole discretion, may terminate any flight, refuse to commence any flight, or take other action that in the considered judgment of the pilot in command is necessitated by considerations of safety. No such action of the pilot in command shall create or support any liability for loss, injury, damage or delay to Lessee or any other person. The parties further agree that Operator shall not be liable for delay or failure to furnish the Aircraft and crew pursuant to this Agreement when such failure is caused by government regulation or authority, mechanical difficulty, war, civil commotion, strikes or labor disputes, weather conditions, or acts of God.
12.     INSURANCE.

12.1 Insurance Coverage. Operator hereby agrees to arrange for and maintain at all time during the term of this Agreement at no expense to Lessee (i) aircraft liability insurance for the Aircraft in form and substance and with such insurers as is customary for corporate aircraft of the type similar to the Aircraft, and (ii) aircraft hull insurance for the Aircraft with limits of not less than the then current fair market value of the Aircraft.

12.2 Additional Terms of Insurance. Any policies of insurance carried in accordance with this Agreement and any policies taken out in substitution or replacement of any such policies shall: (i) name Lessee as an additional insured; (ii) include a severability of interest clause providing that such policy shall operate in the same manner as if there were a separate policy covering each insured (provided that the parties acknowledge and agree that such a severability of interest clause shall not increase the policy limits otherwise provided therein); (iii) shall be primary, without right of contribution from any other insurance maintained by Lessee; and (iv) with respect to hull physical damage, waive any right of set off or subrogation against Lessee.

12.3 Deductible. Any Insurance Policy carried by Operator in accordance with this Article may be subject to a deductible amount. In the event of an insurable claim, Operator will bear the costs of the deductible amount.

12.4 Certificate of Insurance. Upon request, the Operator shall deliver to Lessee a certificate of insurance evidencing the insurance required to be maintained by Operator under this Article.

12.5. Additional Insurance. Operator will provide such additional insurance coverage as Lessee shall reasonably request or require, provided, however , that the cost of such additional insurance, if any, shall be borne by Lessee in accordance with Section 5 hereof.

13.     REPRESENTATIONS AND COVENANTS OF LESSEE. Lessee represents, warrants and agrees that: (a) Lessee will use the Aircraft for his own account, including the carriage of his guests, and will not use the Aircraft for the purpose of providing transportation of passengers or cargo in air commerce for compensation or hire; (b) Lessee shall not permit any lien, security interest or other charge or encumbrance to attach against the Aircraft as a result of Lessee’s action or inaction nor shall Lessee convey, mortgage, assign, lease or any way alienate, or otherwise dispose of, the Aircraft or create any kind of lien or security interest involving the Aircraft, or do anything or take any action that might mature into such a lien; (c) during the term of this Agreement, Lessee will abide by and conform to all such laws, governmental and airport orders, rules and regulations, as shall from time to time be in effect relating in any way to the operation and use of the Aircraft by a time-sharing Lessee and (d) the rights of Lessee and of any party claiming through Lessee with respect to the Aircraft shall be subject and subordinate in all respects to the rights, title and interests in the Aircraft of the Aircraft Lessor (as defined below), including all of the Aircraft Lessor’s rights and remedies under the Aircraft Lease (as defined below) and the other Lease Documents (as such term is defined in the Aircraft Lease).
14.     LIMITATION OF LIABILITY.
EACH PARTY AGREES THAT (A) THE PROCEEDS OF INSURANCE TO WHICH IT IS ENTITLED, AND (B) ITS RIGHT TO DIRECT DAMAGES ARISING IN CONTRACT FROM A BREACH OF THE OTHER PARTY’S OBLIGATIONS UNDER THIS AGREEMENT ARE THE SOLE REMEDIES FOR ANY DAMAGE, LOSS, OR EXPENSE ARISING OUT OF THIS AGREEMENT OR THE SERVICES PROVIDED HEREUNDER OR CONTEMPLATED HEREBY. EXCEPT AS SET FORTH IN THIS SECTION, EACH PARTY WAIVES ANY RIGHT TO RECOVER ANY DAMAGE, LOSS, OR EXPENSE ARISING OUT OF THIS AGREEMENT OR THE SERVICES PROVIDED HEREUNDER OR CONTEMPLATED HEREBY. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR OR HAVE ANY DUTY FOR INDEMNIFICATION OR CONTRIBUTION TO THE OTHER PARTY FOR ANY CLAIMED INDIRECT, SPECIAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES, OR FOR ANY DAMAGES CONSISTING OF DAMAGES FOR LOSS OF USE OR DEPRECIATION OF VALUE OF THE AIRCRAFT, LOSS OF PROFIT OR INSURANCE DEDUCTIBLE.
OPERATOR SHALL NOT BE LIABLE TO LESSEE FOR DELAY OR FAILURE TO PROVIDE THE AIRCRAFT AND FLIGHT CREW FOR ANY FLIGHTS.
This Section 14 shall survive termination of this Agreement.
15.     TERMINATION. This Agreement may be terminated by either party (a) upon thirty (30) days prior written notice, and (b) immediately in order to comply with any change in law, regulation or exemption relating to the subject matter hereof. In addition, this Agreement shall automatically terminate (i) on the date that Lessee ceases to be employed by Operator or any of its affiliates and (ii) upon the occurrence of an Event of Default under, and as such term is defined in, the Aircraft Lease dated as of September 24, 2013, as amended pursuant to the terms thereof from time to time, between Wilmington Trust Company, not in its individual capacity, but solely as Owner Trustee under Trust Agreement dated as of April 3, 2006 (the “Aircraft Lessor”), and Aramark Services, Inc. (the “Aircraft Lease”); provided, however, that if either of the events set forth in clause (i) or (ii) occurs during the operation of flight conducted hereunder, the termination of this Agreement shall be deemed to occur immediately following the conclusion of such flight.

16.	MISCELLANEOUS

16.1    Confidentiality. The Parties agree (on behalf of themselves and each of their respective affiliates, directors, officers, employees, agents and representatives) to keep confidential, the terms of this Agreement and any non-public information supplied to it by the other Party pursuant to this Agreement; provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process; (ii) to counsel for any Party; (iii) to examiners, auditors or accountants of any Party; (iv) in connection with any litigation to which any Party is a party relating to this Agreement; (v) which has become generally available to the public other than through action of the receiving Party; or (vi) to any assignee (or prospective assignee) so long as such assignee (or prospective assignee) has agreed in writing to be bound by the provisions of this Section. For the avoidance of doubt, the Parties understand and agree that Operator and any affiliate thereof may file a copy of this Agreement with the Securities and Exchange Commission and make any disclosure required relating to this Agreement or its terms in any documents filed with the Securities and Exchange Commission.
16.2     Entire Agreement. This Agreement constitutes the final, complete, and exclusive statement of the terms of the agreement between the Parties pertaining to the subject matter of this Agreement and supersedes all prior and contemporaneous understandings of the Parties.
16.3    Severability. If any provision of this Agreement is found to be prohibited or unenforceable in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in one jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, each Party hereto hereby waives any provision of law that renders any provision hereof prohibited or unenforceable in any respect.
16.4    Amendments and Modifications. The terms of this Agreement shall not be waived, varied, contradicted, explained, amended or changed in any other manner except by an instrument in writing, executed by both Parties.
16.5    Choice of Law/Jurisdiction. This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania (disregarding any Conflict of Laws rule which might result in the application of the laws of any other jurisdiction), including all matters of construction, validity, and performance. The exclusive jurisdiction for any disputes arising out of this Agreement shall be a State or Federal Court in the Commonwealth of Pennsylvania.
16.6    Execution. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument. Signatures conveyed via facsimile or by electronic mail shall have the same force and effect as original signatures.
17.    TRUTH IN LEASING STATEMENT.
17.1 Representation Regarding Maintenance. THE AIRCRAFT HAS BEEN MAINTAINED AND INSPECTED SINCE NEW UNDER FEDERAL AVIATION REGULATION PARTS 43 AND 91. OPERATOR HEREBY CERTIFIES THAT THE AIRCRAFT COMPLIES WITH THE MAINTENANCE AND INSPECTION REQUIREMENTS CONTAINED IN THE ABOVE LISTED FEDERAL AVIATION REGULATION FOR LESSEE’S USE OF THE AIRCRAFT UNDER THIS AGREEMENT.
17.2    Representation Regarding Operational Control. OPERATOR, WHOSE NAME AND ADDRESS APPEAR HEREIN, IS RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT UNDER THIS AGREEMENT. OPERATOR HEREBY CERTIFIES THAT IT UNDERSTANDS ITS RESPONSIBILITIES FOR COMPLIANCE WITH THE FEDERAL AVIATION REGULATIONS APPLICABLE TO THE AIRCRAFT.
17.3 Information from FAA. OPERATOR AND LESSEE UNDERSTANDS THAT AN EXPLANATION OF FACTORS BEARING ON OPERATIONS CONTROL AND PERTINENT FEDERAL AVIATION

REGULATIONS CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE, GENERAL AVIATION DISTRICT OFFICE, OR AIR CARRIER DISTRICT OFFICE.
17.4     FAA Notification: in accordance with FAR 91.23. The Parties shall take the following actions upon execution of this Agreement: (a) a copy of this Agreement shall be placed aboard the Aircraft; (b) a copy of this Agreement will be mailed to the FAA Aircraft Registration Branch, Attn: Technical Section, P.O. Box 25724, Oklahoma City, OK 73125 within 24 hours of execution; and (c) the FAA will be notified at least 48 hours prior to the first flight of any Aircraft under this Agreement.

IN WITNESS WHEREOF, the parties have executed this Time Sharing Agreement as of the date first written above.

OPERATOR: ARAMARK SERVICES, INC.

By:
Name:
Title:

LESSEE: [ ]

_______________________________________

Schedule A
Aircraft

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